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                                                             EXHIBIT 10(b)(xxxi)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                       ANADARKO SAVINGS RESTORATION PLAN
                             Dated January 1, 1995


         WHEREAS, ANADARKO PETROLEUM CORPORATION (the "Company") has heretofore adopted the AMENDED AND RESTATED ANADARKO SAVINGS RESTORATION PLAN Dated January 1, 1995 (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended, effective as of January 29, 1998, as follows:

1.       Section IX shall be replaced in its entirety by the following:

                                      "IX.

                               CHANGE OF CONTROL

         Upon a Change of Control, as defined in the Savings Plan, other provisions of the Plan to the contrary notwithstanding, the benefits payable under Article V hereof shall be payable as follow:

         (a)     all Participants shall be deemed to be vested in the Plan;

         (b) Participants who terminate employment for any reason within one year of a Change of Control shall be paid the higher of
                 (1) the total value of their Restoration Account on the date of the Change of Control, or (2) the total value of their Restoration Account at the Month End Valuation Date on or immediately after termination;

         (c) Participants who terminate employment for any reason later than one year after a Change of Control shall be paid the total value of their Restoration Account at the Month End Valuation Date on or immediately after termination; and

         (d) if the Plan is terminated within one year of a Change of Control, pursuant to section XII, participants shall be paid the higher of (1) the value of their Restoration Account on the date of the Change of Control, or (2) the value of their Restoration Account at the Month End Valuation Date on or immediately after the Plan is terminated.
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         For purposes of this section, "value" shall be determined by using the fair market value of the underlying investment in the Restoration Account at the close of the Business Day on or immediately prior to the date of valuation. Notwithstanding the foregoing, for purposes of determining "value" of Company Stock on the date of Change of Control, "value" shall mean the higher of (i) the average of the closing stock prices per share of Company Stock on the New York Stock Exchange Composite Tape during the ten trading days immediately preceding the Change of Control or (ii) the highest price paid by any person in any transaction constituting a Change of Control."

2.       As amended hereby, the Plan is specifically ratified and reaffirmed.


         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 29th day of January, 1998.

                                  ANADARKO PETROLEUM CORPORATION


                                  By:
                                     ----------------------------------------
                                     Charles G. Manley
                                     Senior Vice President, Administration